Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:	Media Relations Chris Barnes (972) 673-5539

Investor Relations Carolyn Ross, (972) 673-7935
DR PEPPER SNAPPLE GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2013 RESULTS

Reported EPS were $.78 for the quarter. Reported EPS were $3.05 for the year, up 3%.
Core EPS were $.97 for the quarter. Core EPS were $3.20 for the year, up 10%.
Net sales decreased 1% for the quarter and were flat for the full year.
Year-to-date, the company returned $702 million to shareholders.
Plano, TX, Feb. 12, 2014 - Dr Pepper Snapple Group, Inc. (NYSE: DPS) reported fourth quarter 2013 EPS of $0.78 compared to $0.81 in the prior year period. Core EPS were $0.97, up 18.3% compared to $0.82 in the prior year.

For the quarter, reported net sales decreased 1%. Sales volume declines of 4% and less favorable trade adjustments were partially offset by favorable mix and price. Reported segment operating profit (SOP) decreased 7%, or $27 million, as a $56 million non-cash charge due to our intention to withdraw from a multi-employer pension plan and the volume decline were partially offset by a year-over-year LIFO benefit of $25 million and favorable price and mix. Reported income from operations for the quarter was $264 million, including $3 million of unrealized commodity mark-to-market losses. Reported income from operations was $292 million in the prior year period, including $1 million of unrealized commodity mark-to-market losses. Core income from operations was $323 million, up 10.2% compared to the prior year period.

For the year, reported net sales were flat. Reported income from operations was $1,046 million, compared to $1,092 million in the prior year period. Core income from operations was $1,123 million, up 3.7% compared to the prior year period. For the year, the company reported earnings of $3.05 per diluted share compared to $2.96 per diluted share in the prior year period. Excluding a $16 million unrealized commodity mark-to-market loss in the current year and a $17 million unrealized commodity mark-to-market gain in the prior year period, and certain items affecting comparability in both years, Core EPS were $3.20 compared to $2.92 in the prior year period.

DPS President and CEO Larry Young said, “I am proud of the team’s ability to remain focused and execute against our strategy during a challenging year. We continued to gain distribution and availability across our key brands and packages and grew volume share and held dollar share in the highly competitive CSD category.”

Young continued, “Our Core 4 and RC TEN platform is bringing lapsed consumer occasions back to the CSD category, and Rapid Continuous Improvement (RCI) continues to provide meaningful improvements while strengthening organizational capabilities. As we move into 2014, our teams will continue to build the TEN platform with programming focused on driving awareness and trial, provide consumers with balanced beverage options and execute with excellence in the marketplace.”

EPS reconciliation	Fourth Quarter			Full Year
	2013	2012	Percent Change	2013	2012	Percent Change
Reported EPS	$0.78	$0.81	(4)	$3.05	$2.96	3
Unrealized commodity mark-to-market net loss	0.01	0.01		0.05	(0.04)

Items affecting comparability
Separation Related	—	—		(0.07)	—
Litigation Provision	—	—		(0.02)	—
Workforce Reduction Costs	—	—		0.02	—
Multi-employer Pension Plan Withdrawal	0.18	—		0.17	—
Foreign Deferred Tax Benefit	—	—		—	(0.02)
Depreciation adjustment on capital lease	—	—		—	0.02
Core EPS	$0.97	$0.82	18	$3.20	$2.92	10
EPS - earnings per share

Net sales and SOP in the tables and commentary below are presented on a currency neutral basis. For a reconciliation of non-GAAP to GAAP measures see pages A-5 through A-10 accompanying this release.

Summary of 2013 results	As Reported		Currency Neutral
(Percent change)	Fourth Quarter	Full Year	Fourth Quarter	Full Year

BCS Volume	(2)	(2)	(2)	(2)
Sales Volume	(4)	(3)	(4)	(3)
Net Sales	(1)	—	(1)	—
SOP	(7)	—	(7)	—
BCS - bottler case sales

BCS Volume
For the quarter, BCS volume declined 2% with both carbonated soft drinks (CSDs) and non-carbonated beverages (NCBs) declining 2%.

In CSDs, the category continued to face significant headwinds. Dr Pepper volume decreased 1%. Our Core 4 brands, which include TEN, declined 4% as a high-single digit decrease in 7UP and mid-single digit declines in Sunkist soda and A&W were partially offset by a mid-single digit increase in Canada Dry. Squirt and RC Cola both declined mid-single digits. Sun Drop declined double-digits while Peñafiel increased double-digits. Fountain foodservice volume increased 2% in the quarter.

In NCBs, Hawaiian Punch volume declined 8%. This decline was partially offset by a 3% increase in Snapple. Mott’s was flat in the quarter.

By geography, U.S. and Canada volume declined 2%, and Mexico and the Caribbean volume increased 4%.

For the year, BCS volume decreased 2% with both carbonated soft drinks (CSDs) and non-carbonated beverages (NCBs) declining 2%.

Dr Pepper volume decreased 2% and our Core 4 brands, which include TEN, declined 1% as mid-single digit declines in 7UP and Sunkist soda and a low-single digit decrease in A&W were partially offset by a mid-single digit increase in Canada Dry. Crush, Squirt and RC Cola all declined mid-single digits while Sun Drop declined double-digits. Peñafiel increased double-digits and Schweppes increased mid-single digits. Fountain foodservice volume was flat for the year.

In NCBs, Hawaiian Punch volume declined 9%. This decline was partially offset by a 2% increase in Snapple and a mid-single digit increase in Mott’s.

By geography, U.S. and Canada volume declined 2%, and Mexico and the Caribbean volume increased 3%.

Sales volume
Sales volume decreased 4% for the quarter and 3% for the year.

2013 Segment results	As Reported
(Percent Change)	Fourth Quarter			Full Year
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(6)	(4)	(2)	(4)	1	1
Packaged Beverages	(2)	(2)	(18)	(3)	(1)	(3)
Latin America Beverages	4	8	14	3	11	20
Total	(4)	(1)	(7)	(3)	—	—

2013 Segment results	Currency Neutral
(Percent Change)	Fourth Quarter			Full Year
	Sales	Net		Sales	Net
	Volume	Sales	SOP	Volume	Sales	SOP
Beverage Concentrates	(6)	(3)	(1)	(4)	1	1
Packaged Beverages	(2)	(2)	(18)	(3)	(1)	(2)
Latin America Beverages	4	9	14	3	8	5
Total	(4)	(1)	(7)	(3)	—	—

Beverage Concentrates
Net sales for the quarter decreased 3% as concentrate price increases taken earlier in the year and favorable mix were more than offset by a 6% volume decline and less favorable trade adjustments. SOP decreased 1% as the net sales decline was partially offset by lower marketing investments of $8 million.

Packaged Beverages
Net sales declined 2% for the quarter on a 2% volume decline, which was partially offset by favorable product and package mix. SOP decreased 18% as a $56 million non-cash charge due to our intention to withdraw from a multi-employer pension plan and the volume decline were partially offset by a year-over-year LIFO benefit of $24 million, lower people costs and favorable pricing.

Latin America Beverages
Net sales for the quarter increased 9% reflecting favorable mix and a 4% increase in sales volumes. SOP increased 14% as net sales growth and ongoing productivity improvements were partially offset by increases in people costs, commodity cost increases, higher marketing investments and increases in transportation and other manufacturing costs.

Corporate and other items
For the quarter, corporate costs totaled $73 million, including a $3 million unrealized commodity mark-to-market loss. Corporate costs in the prior year period were $73 million, including a $1 million unrealized commodity mark-to-market loss.

For the year, corporate costs totaled $309 million, including $16 million of unrealized commodity mark-to-market losses. Corporate costs in the prior year period were $261 million, including a $17 million unrealized commodity mark-to-market gain.

Net interest expense decreased $2 million for the quarter compared to the prior year.

For the quarter, the effective tax rate was 34.2%. For the year, the reported effective tax rate was a negative 14.9%, as the completion of an IRS audit decreased our effective tax rate by 50.4%. The effective tax rate in the prior year period was 35.7%.

Cash flow
For the year, the company generated $866 million of cash from operating activities compared to $482 million in the prior year period. The prior year period included tax payments of $531 million related to the PepsiCo and Coca-Cola licensing agreements. Capital spending totaled $179 million compared to $217 million in the prior year period. The company returned $702 million to shareholders in the form of stock repurchases ($400 million) and dividends ($302 million).

2014 full year guidance
The company expects full year reported net sales to be flat to up 1% and Core EPS to be in the $3.38 to $3.46 range.

Packaging and ingredient costs are expected to decrease COGS by 2%, on a constant volume/mix basis.

The company expects its core tax rate to be approximately 35.5%.

The company expects capital spending to be approximately 3% of net sales.

The company expects to repurchase $375 million to $400 million of its common stock.

Definitions
Bottler case sales (BCS) volume: Sales of finished beverages, in equivalent 288 fluid ounce cases, sold by the company and its bottling partners to retailers and independent distributors and excludes contract manufacturing volume. Volume for products sold by the company and its bottling partners is reported on a monthly basis, with the fourth quarter comprising October, November and December.

Sales volume: Sales of concentrates and finished beverages, in equivalent 288 fluid ounce cases, shipped by the company to its bottlers, retailers and independent distributors and includes contract manufacturing volume.

Pricing refers to the impact of list price changes.

Unrealized mark-to-market: We recognize the change in the fair value of open commodity derivative positions between periods in corporate unallocated expenses, as these instruments do not qualify for hedge accounting treatment. As the underlying commodity is delivered, the realized gains and losses are subsequently reflected in the segment results.

EPS represents diluted earnings per share.

Core tax rate is defined as the effective tax rate on core earnings.

Core income from operations is defined as income from operations adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Core operating margin is defined as the core income from operations divided by core net sales.

Core Earnings is defined as earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods.

Core EPS represents Core Earnings per share.

Forward-looking statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, statements about future events, future financial performance including earnings estimates, plans, strategies, expectations, prospects, competitive environment, regulation, and cost and availability of raw materials. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend” or the negative of these terms or similar expressions. These forward-looking statements have been based on our current views with respect to future events and financial performance. Our actual financial performance could differ materially from those projected in the forward-looking statements due to the inherent uncertainty of estimates, forecasts and projections, and our financial performance may be better or worse than anticipated. Given these uncertainties, you should not put undue reliance on any forward-looking statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2012, and our other filings with the Securities and Exchange Commission. Forward-looking statements represent our estimates and assumptions only as of the date that they were made. We do not undertake any duty to update the forward-looking statements, and the estimates and assumptions associated with them, after the date of this release, except to the extent required by applicable securities laws.

Conference Call
At 10 a.m. (CST) today, the company will host a conference call with investors to discuss fourth quarter and full year results and the outlook for 2014. The conference call and slide presentation will be accessible live through DPS’s website at http://www.drpeppersnapple.com and will be archived for replay for a period of 14 days.

In discussing financial results and guidance, the company may refer to certain non-GAAP measures. Reconciliations of any such non-GAAP measures to the most directly comparable financial measures in accordance with GAAP can be found on pages A-5 through A-10 accompanying this release and under "Financial Press Releases" on the company's website at http://www.drpeppersnapple.com in the “Investors” section.

About Dr Pepper Snapple Group
Dr Pepper Snapple Group (NYSE: DPS) is a leading producer of flavored beverages in North America and the Caribbean. Our success is fueled by more than 50 brands that are synonymous with refreshment, fun and flavor. We have 6 of the top 10 non-cola soft drinks, and 13 of our 14 leading brands are No. 1 or No. 2 in their flavor categories. In addition to our flagship Dr Pepper and Snapple brands, our portfolio includes 7UP, A&W, Canada Dry, Clamato, Crush, Hawaiian Punch, Mott's, Mr & Mrs T mixers, Peñafiel, Rose's, Schweppes, Squirt and Sunkist soda. To learn more about our iconic brands and Plano, Texas-based company, please visit www.DrPepperSnapple.com. For our latest news and updates, follow us at www.Facebook.com/DrPepperSnapple or www.Twitter.com/DrPepperSnapple.
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DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited, in millions, except per share data)

	For the		For the
	Three Months Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
Net sales	$1,463	$1,484	$5,997	$5,995
Cost of sales	583	605	2,499	2,500
Gross profit	880	879	3,498	3,495
Selling, general and administrative expenses	527	555	2,272	2,268
Multi-employer pension plan withdrawal	56	—	56	—
Depreciation and amortization	29	29	115	124
Other operating expense, net	4	3	9	11
Income from operations	264	292	1,046	1,092
Interest expense	29	31	123	125
Interest income	(1)	(1)	(2)	(2)
Other expense (income), net	(1)	(1)	383	(9)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	237	263	542	978
(Benefit) provision for income taxes	81	93	(81)	349
Income before equity in earnings of unconsolidated subsidiaries	156	170	623	629
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	1	—
Net income	$156	$170	$624	$629
Earnings per common share:
Basic	$0.78	$0.82	$3.08	$2.99
Diluted	0.78	0.81	3.05	2.96
Weighted average common shares outstanding:
Basic	199.9	207.6	202.9	210.6
Diluted	201.5	209.4	204.5	212.3

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and 2012
(Unaudited, in millions, except share and per share data)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$153	$366
Accounts receivable:
Trade, net	564	552
Other	58	50
Inventories	200	197
Deferred tax assets	66	66
Prepaid expenses and other current assets	78	104
Total current assets	1,119	1,335
Property, plant and equipment, net	1,173	1,202
Investments in unconsolidated subsidiaries	15	14
Goodwill	2,988	2,983
Other intangible assets, net	2,694	2,684
Other non-current assets	127	580
Non-current deferred tax assets	85	130
Total assets	$8,201	$8,928
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$271	$283
Deferred revenue	65	65
Short-term borrowings and current portion of long-term obligations	66	250
Income taxes payable	33	45
Other current liabilities	595	589
Total current liabilities	1,030	1,232
Long-term obligations	2,508	2,554
Non-current deferred tax liabilities	755	630
Non-current deferred revenue	1,318	1,386
Other non-current liabilities	313	846
Total liabilities	5,924	6,648
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 800,000,000 shares authorized, 197,979,971 and 205,292,657 shares issued and outstanding for 2013 and 2012, respectively	2	2
Additional paid-in capital	970	1,308
Retained earnings	1,393	1,080
Accumulated other comprehensive loss	(88)	(110)
Total stockholders' equity	2,277	2,280
Total liabilities and stockholders' equity	$8,201	$8,928

DR PEPPER SNAPPLE GROUP, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Twelve Months Ended December 31, 2013 and 2012
(Unaudited, in millions)

	For the
	Year Ended
	December 31,
	2013	2012
Operating activities:
Net income	$624	$629
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	196	203
Amortization expense	38	37
Amortization of deferred revenue	(65)	(65)
Employee stock-based compensation expense	37	35
Deferred income taxes	138	91
Other, net	35	(18)
Changes in assets and liabilities, net of effects of acquisition:
Trade accounts receivable	(13)	36
Other accounts receivable	(9)	1
Inventories	(3)	17
Other current and non-current assets	456	(21)
Other current and non-current liabilities	(556)	(7)
Trade accounts payable	(6)	12
Income taxes payable	(6)	(468)
Net cash provided by operating activities	866	482
Investing activities:
Acquisition of business	(10)	—
Purchase of property, plant and equipment	(179)	(217)
Purchase of intangible assets	(5)	(7)
Proceeds from disposals of property, plant and equipment	1	7
Other, net	(2)	—
Net cash used in investing activities	(195)	(217)
Financing activities:
Proceeds from senior unsecured notes	—	500
Repayment of senior unsecured notes	(250)	(450)
Net issuance of commercial paper	65	—
Repurchase of shares of common stock	(400)	(400)
Dividends paid	(302)	(284)
Tax withholdings related to net share settlements of certain stock awards	(13)	—
Proceeds from stock options exercised	15	22
Excess tax benefit on stock-based compensation	6	16
Deferred financing charges paid	—	(4)
Other, net	(1)	(3)
Net cash used in financing activities	(880)	(603)
Cash and cash equivalents — net change from:
Operating, investing and financing activities	(209)	(338)
Effect of exchange rate changes on cash and cash equivalents	(4)	3
Cash and cash equivalents at beginning of year	366	701
Cash and cash equivalents at end of year	$153	$366

DR PEPPER SNAPPLE GROUP, INC.
OPERATIONS BY OPERATING SEGMENT
For the Three and Twelve Months Ended December 31, 2013 and 2012
(Unaudited, in millions)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Segment Results – Net sales
Beverage Concentrates	$321	$333	$1,229	$1,221
Packaged Beverages	1,026	1,044	4,306	4,358
Latin America Beverages	116	107	462	416
Net sales	$1,463	$1,484	$5,997	$5,995

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2013	2012	2013	2012
Segment Results – SOP
Beverage Concentrates	$218	$223	$778	$774
Packaged Beverages	107	131	525	539
Latin America Beverages	16	14	61	51
Total SOP	341	368	1,364	1,364
Unallocated corporate costs	73	73	309	261
Other operating expense, net	4	3	9	11
Income from operations	264	292	1,046	1,092
Interest expense, net	28	30	121	123
Other expense (income), net	(1)	(1)	383	(9)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	$237	$263	$542	$978

DR PEPPER SNAPPLE GROUP, INC.
RECONCILIATION OF GAAP AND NON-GAAP INFORMATION
(Unaudited)
The company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures, that reflect the way management evaluates the business, may provide investors with additional information regarding the company's results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the following with respect to our quarterly results:
Net sales and Segment Operating Profit, as adjusted to currency neutral: Net sales and Segment Operating Profit are on a currency neutral basis.
Free Cash Flow: Free cash flow is defined as net cash provided by operating activities adjusted for capital spending and certain items excluded for comparison to prior year periods. The certain item excluded for the twelve months ended December 31, 2013 and 2012, relates to the tax payments resulting from the licensing agreements with PepsiCo and Coca-Cola.
Core Earnings: Core Earnings is defined as Reported Earnings adjusted for the unrealized mark-to-market impact of commodity derivatives and certain items that are excluded for comparison to prior year periods. The certain items excluded for the three and twelve months ended December 31, 2013 are (i) separation-related charges, primarily the completion of the IRS audit, a separation-related foreign deferred tax charge and the associated impacts under the Tax Indemnity Agreement with Mondelēz, (ii) an adjustment to a previously disclosed legal provision, (iii) restructuring charges and (iv) a non-cash charge related to our intention to withdraw from a multi-employer pension plan. The certain items excluded for the three and twelve months ended December 31, 2012 are (i) a separation-related foreign deferred tax benefit and (ii) a depreciation adjustment associated with the reassessment of a capital lease executed prior to the separation from Cadbury.
The tables on the following pages provide these reconciliations.

RECONCILIATION OF NET SALES AND SOP
AS REPORTED TO AS ADJUSTED TO CURRENCY NEUTRAL
(Unaudited)

	For the Three Months Ended December 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	(4)%	(2)%	8%	(1)%
Impact of foreign currency	1%	—%	1%	—%
Net sales, as adjusted to currency neutral	(3)%	(2)%	9%	(1)%

	For the Three Months Ended December 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported SOP	(2)%	(18)%	14%	(7)%
Impact of foreign currency	1%	—%	—%	—%
SOP, as adjusted to currency neutral	(1)%	(18)%	14%	(7)%

	For the Twelve Months Ended December 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported net sales	1%	(1)%	11%	—%
Impact of foreign currency	—%	—%	(3)%	—%
Net sales, as adjusted to currency neutral	1%	(1)%	8%	—%

	For the Twelve Months Ended December 31, 2013
	Beverage	Packaged	Latin America
Percent change	Concentrates	Beverages	Beverages	Total
Reported SOP	1%	(3)%	20%	—%
Impact of foreign currency	—%	1%	(15)%	—%
SOP, as adjusted to currency neutral	1%	(2)%	5%	—%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(Unaudited, in millions)

	For the
	Twelve Months Ended
	December 31,
	2013	2012	Change
Net cash provided by operating activities	$866	$482	$384
Purchase of property, plant and equipment	(179)	(217)
Tax payments resulting from the licensing arrangements with PepsiCo and Coca-Cola	—	531
Free Cash Flow	$687	$796	$(109)

RECONCILIATION OF NET INCOME TO CORE EARNINGS
(Unaudited, in millions, except per share data)

	For the Three Months Ended December 31, 2013
	Reported	Mark to Market	Multi-employer Pension Plan Withdrawal	Total Adjustments	Core
Net sales	$1,463	$—	$—	$—	$1,463
Cost of sales	583	(4)	—	(4)	579
Gross profit	880	4	—	4	884
Selling, general and administrative expenses	527	1	—	1	528
Multi-employer pension plan withdrawal	56	—	(56)	(56)	—
Depreciation and amortization	29	—	—	—	29
Other operating expense, net	4	—	—	—	4
Income from operations	264	3	56	59	323
Interest expense	29	—	—	—	29
Interest income	(1)	—	—	—	(1)
Other expense (income), net	(1)	—	—	—	(1)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	237	3	56	59	296
(Benefit) provision for income taxes	81	1	21	22	103
Income before equity in earnings of unconsolidated subsidiaries	156	2	35	37	193
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—	—	—
Net income	$156	$2	$35	$37	$193
Earnings per common share:
Diluted	$0.78	$0.01	$0.18	$0.19	$0.97
Effective tax rate	34.2%				34.8%
Operating margin	18.0%				22.1%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Three Months Ended December 31, 2012
	Reported	Mark to Market	Core
Net sales	$1,484	$—	$1,484
Cost of sales	605	—	605
Gross profit	879	—	879
Selling, general and administrative expenses	555	(1)	554
Depreciation and amortization	29	—	29
Other operating expense, net	3	—	3
Income from operations	292	1	293
Interest expense	31	—	31
Interest income	(1)	—	(1)
Other expense (income), net	(1)	—	(1)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	263	1	264
(Benefit) provision for income taxes	93	—	93
Income before equity in earnings of unconsolidated subsidiaries	170	1	171
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—
Net income	$170	$1	$171
Earnings per common share:
Diluted	$0.81	$0.01	$0.82
Effective tax rate	35.4%		35.2%
Operating margin	19.7%		19.7%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Year Ended December 31, 2013
	Reported	Mark to Market	Separation Related	Litigation Provision	Workforce Reduction Costs	Multi-employer Pension Plan Withdrawal	Total Adjustments	Core
Net sales	$5,997	$—	$—	$—	$—	$—	$—	$5,997
Cost of sales	2,499	(15)	—	—	—	—	(15)	2,484
Gross profit	3,498	15	—	—	—	—	15	3,513
Selling, general and administrative expenses	2,272	(1)	(4)	6	(7)	—	(6)	2,266
Multi-employer pension plan withdrawal	56	—	—	—	—	(56)	(56)	—
Depreciation and amortization	115	—	—	—	—	—	—	115
Other operating expense, net	9	—	—	—	—	—	—	9
Income from operations	1,046	16	4	(6)	7	56	77	1,123
Interest expense	123	—	—	—	—	—	—	123
Interest income	(2)	—	—	—	—	—	—	(2)
Other expense (income), net	383	—	(392)	—	—	—	(392)	(9)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	542	16	396	(6)	7	56	469	1,011
(Benefit) provision for income taxes	(81)	6	411	(2)	2	21	438	357
Income before equity in earnings of unconsolidated subsidiaries	623	10	(15)	(4)	5	35	31	654
Equity in earnings of unconsolidated subsidiaries, net of tax	1	—	—	—	—	—	—	1
Net income	$624	$10	$(15)	$(4)	$5	$35	$31	$655
Earnings per common share:
Diluted	$3.05	$0.05	$(0.07)	$(0.02)	$0.02	$0.17	$0.15	$3.20
Effective tax rate	(14.9)%							35.3%
Operating margin	17.4%							18.7%

RECONCILIATION OF NET INCOME TO CORE EARNINGS - (Continued)
(Unaudited, in millions, except per share data)

	For the Year Ended December 31, 2012
	Reported	Mark to Market	Depreciation Adjustment	Foreign Deferred Tax	Total Adjustments	Core
Net sales	$5,995	$—	$—	$—	$—	$5,995
Cost of sales	2,500	15	(2)	—	13	2,513
Gross profit	3,495	(15)	2	—	(13)	3,482
Selling, general and administrative expenses	2,268	2	—	—	2	2,270
Depreciation and amortization	124	—	(6)	—	(6)	118
Other operating expense, net	11	—	—	—	—	11
Income from operations	1,092	(17)	8	—	(9)	1,083
Interest expense	125	—	—	—	—	125
Interest income	(2)	—	—	—	—	(2)
Other expense (income), net	(9)	—	—	—	—	(9)
Income before (benefit) provision for income taxes and equity in earnings of unconsolidated subsidiaries	978	(17)	8	—	(9)	969
(Benefit) provision for income taxes	349	(6)	3	4	1	350
Income before equity in earnings of unconsolidated subsidiaries	629	(11)	5	(4)	(10)	619
Equity in earnings of unconsolidated subsidiaries, net of tax	—	—	—	—	—	—
Net income	$629	$(11)	$5	$(4)	$(10)	$619
Earnings per common share:
Diluted	$2.96	$(0.04)	$0.02	$(0.02)	$(0.04)	$2.92
Effective tax rate	35.7%					36.1%
Operating margin	18.2%					18.1%